Exhibit 10.1

PROMISSORY NOTE

$43,500,000	June 3, 2005

Boston, Massachusetts

FOR VALUE RECEIVED, FIVE STAR QUALITY CARE, INC., a Maryland corporation (“Maker”), by this promissory note (this “Note”), hereby unconditionally promises to pay to SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“Lender”), or order, on June 30, 2007 (the “Maturity Date”), unless sooner paid or payable as herein provided, the principal sum of FORTY-THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($43,500,000, the “Maximum Principal Amount”), or so much thereof as shall be advanced and remain unpaid hereunder, and to pay interest on the principal sum remaining unpaid hereunder from time to time from the date hereof until the principal shall have been paid in full.

1. Advances. Lender agrees to make advances to Maker, from time to time, in amounts up to the Maximum Principal Amount. To receive advances, Maker shall give written notice to Lender of the amount, the transfer date (not to be sooner than two (2) business days after the date of the notice), and the wiring instructions for each such advance (each an “Advance” and collectively the “Advances”). Each Advance and all payments made on account of principal thereof, shall be recorded and endorsed on the grid attached to this Note and marked Exhibit A; provided that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Maker under this Note. Any prepayment or repayment of any Advance shall reduce the Maximum Principal Amount under this Note and such amount shall not be readvanced. Notwithstanding the foregoing, Lender shall have no obligation to make any Advances after the occurrence of any Event of Default or after the Maturity Date.

2. Base Interest; Terms of Payment.

(a) The unpaid principal amount of each Advance hereof shall bear interest (“Base Interest”) from the date of such Advance until repaid at the Base Interest Rate (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 11). All such interest shall be calculated on the basis of a 360-day year consisting of twelve (12) equal 30-day months, with partial months calculated on the basis of the actual number of days elapsed.

(b) Base Interest shall be due and payable monthly in arrears the first day of each month, on the date of any prepayment or repayment of Advances, whether pursuant to Section 5, upon acceleration or otherwise and on the Maturity Date.

3. Late Fee. If any payment required to be made to Lender hereunder shall not be paid within ten (10) days after the date the same becomes due, Maker shall, at the election of Lender, pay to Lender, in addition to all other amounts payable hereunder and not as a penalty but as the agreed cost to Lender resulting from such delay, a “late fee” equal to five percent (5%) of such overdue amount.

4. Default Rate. From and after the occurrence and during the continuance of an Event of Default, all amounts due and unpaid hereunder shall, to the extent permitted by law, bear interest until paid, at the Default Rate; such interest shall be calculated on the basis of a 360-day year consisting of twelve (12) equal 30-day months, with partial months calculated on the basis of the actual number of days elapsed.

5. Prepayment. Advances may be prepaid from time to time in whole or part without premium or penalty.

6. Imposts. Maker shall pay principal, interest and other amounts under, and in accordance with the terms of, this Note, free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes payable by Lender to the United States of America or any political subdivision thereof. In addition, Maker shall pay any federal, state or local taxes on the acquisition of this Note by Lender and any stamp or other taxes levied by any jurisdiction on the execution, delivery, registration, performance and enforcement of this Note.

7. Place and Manner of Payment. All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to such account of Lender within the continental United States of America as Lender shall from time to time designate in writing not less than one (1) business day in advance, in lawful money of the United States of America, in immediately available Federal funds.

8. Collection of Costs. Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, Maker agrees to pay, upon demand by Lender, in addition to principal and interest and other sums, if any, due and payable hereon, court costs and reasonable attorneys’ fees and other reasonable collection charges, unless prohibited by law.

9. Related Documents. This Note has been issued pursuant to, and is subject to the terms of, a Loan Agreement dated as of the date hereof between Maker, Lender, Five Star Quality Care-GHV, LLC (“FVE/GHV”) and Five Star Quality Care-MVSP, LLC (“FVE/MVSP” and together with FVE/GHV, collectively, the Guarantors) (as the same may be amended from time to time, the “Loan Agreement”). This Note is also secured by and the Lender is entitled to the benefits of a security interest to be granted by the Guarantors, each of which is a wholly-owned subsidiary of Maker, pursuant to the Loan Agreement as well as a Guaranty Agreement dated as of the date hereof (as the same may hereafter be amended from time to time, the “Guaranty”) and certain Mortgages, dated as of the date hereof (as the same may hereafter be amended from time to time, the “Mortgages”), executed by the Guarantors pursuant to the Loan Agreement.

10. Events of Default. If any of the following events (each, an “Event of Default”) shall have occurred:

(a) Maker fails to pay any principal of or interest on this Note when and as the same shall become due and payable, whether at the Maturity Date, upon prepayment pursuant to Section 4, by acceleration or otherwise; or

(b) Any “Event of Default” under the Loan Agreement.

then the entire unpaid principal of this Note, together with interest and other amounts, if any, due hereon, may, at Lender’s option, become immediately due and payable (if not previously due and payable), without presentation, protest or notice of any kind.

11. Waiver by Maker. To the fullest extent permitted by applicable law, Maker hereby absolutely and irrevocably waives presentment, demand, notice, protest, and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note.

12. Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Section shall have the meanings assigned to them in this Section and include the plural as well as the singular, (b) all references in this Note to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Note, and (c) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision.

(a) “Base Interest Rate” shall mean nine percent (9%) per annum.

(b) “Default Rate” shall mean the lesser of eighteen percent (18%) per annum and the maximum rate permitted under applicable law.

(c) “Event of Default” shall have the meaning given such term in Section 10 of this Note.

(d) “Maturity Date” shall have the meaning given such term in the first paragraph of this Note.

13. Rights of Lender. The rights and remedies of Lender shall be cumulative and concurrent, and may be pursued singly, successively, or together in any order against Maker, all at the sole discretion of Lender. None of the provisions hereof, and none of the rights or remedies of Lender hereunder on account of any past or future defaults, shall be deemed to have been waived by Lender’s acceptance of any past due amount or by any indulgence granted by Lender.

14. Notices. All notices and other communications which by any provision of this Note are required or permitted to be given shall be given in writing and shall be sent by express mail, postage prepaid, by recognized courier service or personally delivered to the receiving party. All such notices and communications shall be mailed, sent or delivered as follows:

(a) If to Borrower:

Five Star Quality Care, Inc.

400 Centre Street

Newton, MA 02458

Attn: Bruce J. Mackey, Jr.

(b) If to Lender:

Senior Housing Properties Trust

400 Centre Street

Newton, MA 02458

Attn: John R. Hoadley

or to such other person(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

15. Relationship. Notwithstanding any provision of this Note regarding the determination and payment of amounts due and payable hereunder, it is expressly understood and agreed by Maker and Lender that the relationship between Maker on the one hand and Lender on the other hand shall be solely that of debtor to creditor and not that of joint venturers, partners, tenants in common or joint tenants.

16. Limitation on Interest. All agreements between Maker and Lender contained herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Note, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the principal of this Note exceed the maximum permissible under applicable law, the benefit of which may be asserted by Maker as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Lender should ever receive as interest under this Note, such an excessive amount, then, ipso facto, the amount which would be excessive interest shall be first prorated, spread and allocated, to the fullest extent permitted by law, to such period and principal as will cause such amount to conform to and comply with applicable law, and the balance, if any, shall be applied to the reduction of the principal of this Note and not to the payment of interest. This provision shall control every other provision of this Note and all other agreements and instruments between Maker and Lender relative hereto.

17. Lender. As used herein, the term “Lender” shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee of this Note or the bearer, if this Note is at the time payable to bearer.

18. Governing Law. Except as to matters regarding the internal affairs of Lender and issues of or limitations on any personal liability of the shareholders and trustees of Lender for obligations of Lender, as to which the laws of the State of Maryland shall govern, this Note shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (a) where this Note is executed or delivered; or (b) where any payment or other performance required by this Note is made or required to be made; or (c) where any breach of any provision of this Note occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (g) any combination of the foregoing.

To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to the provisions of this Note may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

19. NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME “SENIOR HOUSING PROPERTIES TRUST ” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LENDER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LENDER. ALL PERSONS DEALING WITH LENDER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LENDER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

WITNESS the execution hereof under seal as of the date above first written.

FIVE STAR QUALITY CARE, INC.

By: /s/ Bruce J. Mackey Jr.

Bruce J. Mackey Jr.

Treasurer and Chief Financial Officer

Exhibit A

ADVANCES AND PAYMENTS OF PRINCIPAL

[The following exhibit has been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request.]